Exhibit 10.2

PATENT LICENCE (ADAIR PATENT RIGHTS) (MEDI-493)

 VARIATION AGREEMENT

THIS VARIATION AGREEMENT entered into this                24th               day of June 2005 by and between CELLTECH R&D LIMITED (registered in England No. 1472269) whose principal place of business is at 208 Bath Road, Slough, Berkshire, SL1 3WE, England (“Celltech”) and UCB S.A. (Register of Commerce No. 85.078/Company No. 0403 053 608) whose registered office is at 60 Allee de la Recherche, B-1070 Brussels, Belgium and whose UK branch is registered in England (registered No. BR007969) and situate at 208 Bath Road, Slough, Berkshire, SL1 3WE (“UCB”) and MEDIMMUNE, INC., a company incorporated under the laws of the state of Delaware, United States of America, having its principal place of business at One MedImmune Way, Gaithersburg, MD 20878 (“Licensee”).

WHEREAS:

(A)                              On 19 January 1998 Celltech and the Licensee entered into the Patent Licence Agreement under the terms of which Celltech granted and the Licensee accepted a worldwide licence under the Adair Patent Rights.  On 27 May 2005 Celltech assigned all of the Adair Patent Rights to UCB together with the benefit and burden of the Patent Licence Agreement.

(B)                                On 30 January 2004, the Licensee commenced legal proceedings against Celltech in the District Court for the District of Columbia in the USA seeking declarations of non-infringement and invalidity of the ‘927 Patent (Action No. 1:04CV00143(RWR)).

(C)                                On 6 August 2004, the parties submitted a Joint Rule 26(f) Report in Action No. 1:04CV00143(RWR).  The Court entered an initial scheduling order on 5 November 2004, setting forth deadlines leading up to a claim construction hearing.  On 6 December 2004, the parties exchanged expert reports on issues relating to claim construction.  Claim construction briefing was completed on 17 March 2005, and a claim construction hearing took place on 18 May 2005.  On 8 April 2005, MedImmune filed a motion for summary judgment that the claims of the ‘927 Patent are invalid for lack of enablement.  Briefing on MedImmune’s motion was completed on 10 May 2005.  On 29 April 2005, Celltech filed a cross-motion for summary judgment that the claims of the ‘927 Patent meet the enablement requirement.  Briefing on Celltech’s cross-motion was completed on 7 June 2005.  Discovery has been ongoing.

(D)                               On 18 March 2004, Celltech commenced legal proceedings against the Licensee in the High Court of Justice in England seeking payment of royalties under the Patent Licence Agreement for the Licensee’s sales of SYNAGIS (Claim No. HC04C00999).  The trial of the action took place before Mr Justice Laddie from 18 to 23 March 2005.  At the parties’ request no judgment has been handed down and on 10 June 2005 Mr Justice Laddie confirmed in writing to the parties that he would not deliver judgment or make any other public statement concerning the action.

(E)                                 In order to avoid the expense, distraction and uncertainty of further litigation of the matter and for the convenience of the parties, the parties wish to settle both sets of legal proceedings by way of variation to the Patent Licence Agreement on the terms set out below.

IN CONSIDERATION of the mutual obligations set out below IT IS AGREED AS FOLLOWS:

1.                                      DEFINITIONS

In this Variation Agreement:

1.1         “Patent Licence Agreement” shall mean the patent licence agreement (Adair Patent Rights) (MEDI-493) entered into on 19 January 1998 between Celltech and the Licensee.

1.2         Words and phrases defined in Clause 1 of the Patent Licence Agreement shall have the same meaning in this Variation Agreement EXCEPT where varied as set out below.

1.3         “927 Patent” shall mean US Patent No. 6,632,927 B2 (one of the Adair Patent Rights).

1.4         “SYNAGIS” shall mean the Licensee’s SYNAGIS product, more particularly described in Schedule 1 to this Variation Agreement.

2.                                      AMENDMENT

2.1         Clause 1.8 of the Patent Licence Agreement shall be amended as follows:

after “(MEDI-493)” insert:

“including, for the avoidance of doubt, SYNAGIS”

2.2         Clause 3.3 of the Patent Licence Agreement shall be amended as follows (amendments are underlined):

“3.3                                               (a) In further consideration of the licences granted in Clause 2 the Licensee shall pay to Celltech a royalty at the following rates of Net Receipts from all Products sold where the manufacture or sale of the Product in a country of the Territory would, but for the license granted hereby, infringe a Valid Claim:

3.3.1                        [***]

3.3.2                        [***]

(b) The parties agree that the manufacture or sale of SYNAGIS in the USA would, but for the license granted hereby, infringe a Valid Claim of the ‘927 Patent and therefore that the Licensee shall pay to Celltech a royalty at the rates set forth in Clause 3.3(a) of Net Receipts from SYNAGIS manufactured or sold in the USA.

(c) The Licensee shall pay a royalty for SYNAGIS under this Clause 3.3 only with respect to SYNAGIS manufactured or sold in the USA.  The parties agree that in the event that the Licensee terminates the Patent Licence Agreement, this Clause 3.3(c) shall survive such termination until the expiry of the ‘927 Patent or the ‘927 Patent is declared invalid or unenforceable in an unappealed or unappealable decision of a court or competent body having jurisdiction thereof.

(d) For the avoidance of doubt, no royalty shall be due under this Clause 3.3 with respect to SYNAGIS manufactured and sold outside of the USA.

(e) Further for the avoidance of doubt, no royalty shall be due under this Clause 3.3 with respect to Product sold by the Licensee prior to 1 July 2005 provided that between the date of execution of this Variation Agreement and 1 July 2005 the Licensee shall continue to conduct its business relating to SYNAGIS in the normal way and shall not offer any extraordinary inducements, discounts or any other scheme which would expedite the sales of SYNAGIS between the date of execution of this Variation Agreement and 1 July 2005.”

3.                                      EFFECTIVE DATE

This Variation Agreement shall have effect from the Commencement Date of the Patent Licence Agreement.

4.                                       DISCONTINUANCE OF LEGAL PROCEEDINGS

4.1         The parties shall undertake all steps to ensure that the legal proceedings under UK Claim No. HC04C00999 and US Action No. 1:04CV00143 (RWR) are discontinued with both parties bearing their own costs.

4.2         The parties agree to dismiss US Action No. 1:04CV00143 (RWR) with prejudice in accordance with Schedule 2 to this Variation Agreement.

4.3         The parties shall undertake all steps to procure that no judgment or decision is issued in either set of legal proceedings referred to in Clause 4.1 above.

4.4         Neither the Licensee nor any of its affiliates (each a “MedImmune Party”) shall, in connection with any actual, threatened or anticipated dispute between the parties to this agreement relating to SYNAGIS, challenge the validity or enforceability of, or seek to narrow the issued claims, scope or duration of, any claims of the ‘927 Patent, including, without limitation, any reexaminations or other proceedings in the US Patent and Trademark Office. [***]

5.                                      INTEGRATION OF VARIATION AGREEMENT AND GOVERNING LAW

5.1         This Variation Agreement together with the Patent Licence Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of either agreement.  Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Variation Agreement or in the Patent Licence Agreement.

5.2         This Variation Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

5.3         The validity, construction and performance of this Variation Agreement shall be governed by English law.

5.4         All disputes, claims or proceedings between the parties relating to the validity, construction or performance of this Variation Agreement shall be subject to the jurisdiction of the laws of England to the jurisdiction of whose courts the parties hereto submit.  Each of the parties consents to the award or grant of any relief in any such proceedings before the High Court of Justice in England.  Either party shall have the right to take proceedings in any other jurisdiction for the purposes of enforcing a judgment or order obtained from a Court of Justice in England.

IN WITNESS whereof, this Variation Agreement has been executed by duly authorised representatives of the parties on the year first above written.

SIGNED by

/s/

for and on behalf of

CELLTECH R&D LIMITED

Name:

Position:

SIGNED by	/s/

for and on behalf of

UCB S.A.	Name:

Position:

SIGNED by	/s/

for and on behalf of

MEDIMMUNE, INC.	Name:

Position: